EXHIBIT NO. 23.02
Consent of Independent Public Accountants


Letterhead of Auditors

June 25, 2001

Re: Consent to be named in the S-8 Registration Statement of Global Web, Inc., a Utah corporation (the "Registrant"), to be filed on or about June 25, 2001

Ladies and Gentlemen:

        We hereby consent to the incorporation by reference in this registration statement of our report for the year ended December 31, 2000, dated March 26, 2001, appearing in the Annual Report on Form 10-KSB of Global Web, Inc. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,

/s/ Mantyla McReynolds
----------------------
    Mantyla McReynolds